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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE
                              (the "Escalade Note")

$13,153,045.33    May 15, 2000
                                                           Indianapolis, Indiana

         1. FOR VALUE RECEIVED, the undersigned, ESCALADE, INCORPORATED, a corporation incorporated under the laws of the State of Indiana ("Maker"), promises to pay to the order of INDIAN-MARTIN AG, a corporation incorporated under the laws of Switzerland ("Holder"), upon demand the principal sum of Thirteen Million One Hundred Fifty-three Thousand Forty-five and 33/100 Dollars ($13,153,045.33), for payment of a loan extended pursuant to the terms of that certain Credit Agreement dated as of May 15, 2000 by and between Holder and BANK ONE, INDIANA, NATIONAL ASSOCIATION ("Bank"), as same may be amended from time to time (the "Credit Agreement"), together with interest accrued on the unpaid principal balance from the date hereof at the Note Rate as defined below, subject to adjustment. Any capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Credit Agreement.

         Accrued interest shall be payable annually on the first day of each calendar year commencing January 1, 2001, and continuing on the first day of each year thereafter, together with a final payment of all unpaid principal and interest, together with any other sums due under this Note, upon demand of Holder, or Bank, as Holder's pledgee.

         2. The Note Rate shall be at the Applicable Federal Rate in effect as of the date hereof. The Applicable Federal Rate means the rate of interest per annum determined periodically by the United States federal government pursuant to Internal Revenue Code Section 1274.

         3. Interest shall be calculated on the basis of a 360 day year and charged for twelve (12) thirty (30) day months.

         4. This Note may be prepaid in part or in full at any time without premium or penalty. To do so, Maker must give written notice to Holder and Bank of its intention to prepay this Note in full or in part pursuant to this paragraph and shall specify therein the principal amount to be prepaid and the date on which such prepayment shall occur. The amount which shall be paid to Holder in the event of such prepayment shall be the principal so prepaid plus accrued interest thereon to the date of prepayment. Prepayments will be applied first to accrued interest and then to principal.

         5. Maker shall pay all principal, interest, costs and expenses herein, including but not limited to attorneys' fees and costs, all without relief from valuation and appraisement laws.

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         6. All payments on account of the indebtedness evidenced by this Note shall be first applied to the interest on the unpaid principal balance and the remainder to principal.

         Payments are to be made at the office of Holder, Aegeristrasse 66, 6300, Zug, Switzerland, or to such other address as Holder may in writing designate to Maker from time to time. All payments are to be made in immediately available funds.

         7. In addition to the breach ("Event of Default") of any of the terms and conditions herein, the failure to pay any installment of principal or interest hereunder when due or demanded and the continuance of such failure for five (5) days thereafter, time being of the essence, shall also be considered an Event of Default. Upon the occurrence of an Event of Default (i) the outstanding principal balance hereunder at the sole option of Holder or Bank, as Holder's pledgee, and without further demand or notice of any kind (which are hereby expressly waived), may be immediately declared due and payable, and such amounts, together with all accrued and unpaid interest, shall then bear interest at a rate per annum equal to the then applicable Default Rate, (ii) Maker will pay to Holder all attorneys' fees, court costs and expenses incurred by the Holder in connection with the Holder's efforts to collect such indebtedness, and
(iii) the Holder may exercise from time to time any of the rights and remedies available to the Holder under applicable law and/or the Credit Agreement.

         8. In no event shall the interest rate hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Holder has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall be applied as a principal payment and/or refunded to Maker.

         9. No delay or omission of Holder to exercise any right or power arising from any Event of Default herein shall impair any such right or power or be considered to be a waiver of any other right or power or of any such default or any acquiescence therein nor shall the action or nonaction of Holder in case of default on the part of Maker impair any right or power resulting therefrom. A waiver of a right or remedy or of an Event of Default on one occasion shall not be construed as a bar or waiver on any other occasion. No waiver shall be effective unless made in a signed writing. If any provision of this Note is held invalid, that provision will be ineffective to the extent of such invalidity, without invalidating the remainder of that provision or the other provisions of this Note.

         10. Maker and all endorsers, sureties, guarantors and all other Persons who are or may become liable for all or any part of this obligation hereby waive presentment, demand for payment, notice of default or dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note. All such Persons hereby consent to any number of renewals or extensions of the time of payment hereof and to any changes in the interest rate and to any releases of collateral which Holder at any time may grant or agree to, without notice to such Persons. Any

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such renewals or extensions may be made without notice to any of such Persons and without affecting their liability.

         11. This Note will be governed and construed in accordance with the laws of the State of Indiana. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ALL MATTERS RELATING TO OR ARISING OUT OF THIS NOTE AND/OR ANY OF THE LOAN DOCUMENTS.

         12. This instrument is subject to: (i) a Pledge Agreement dated as of May 15, 2000 in favor of BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank"), to which reference is hereby made for the terms and provisions of such pledge, and (ii) an Offset Waiver Agreement dated as of May 15, 2000 in favor of the Bank whereby offset and certain related rights are waived.

                                                   MAKER:

                                                   ESCALADE, INCORPORATED, AN
                                                   INDIANA CORPORATION

                                                   By: /s/ John R. Wilson
                                                      --------------------------

                                                     John R. Wilson, Secretary
                                                   -----------------------------
                                                   (Printed Name and Title)





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STATE OF INDIANA  )
                  )       ss:
COUNTY OF MARION  )

         The foregoing was acknowledged before me this 16th day of May, 2000, by John R. Wilson, the Secretary of Escalade, Incorporated, an Indiana corporation, for and on its behalf, and who, being duly sworn, stated that the representations contained therein are true and correct.

                                                       /s/ David R. Hamer
                                                     ---------------------------
                                                     Notary Public (Signature)

                                                       David R. Hamer
                                                     ---------------------------
                                                     (Printed Name)

My Commission Expires:
       11/25/00
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My County of Residence:
       Hamilton
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